Exhibit 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:
Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS FOURTH QUARTER NET INCOME UP 29% YEAR-OVER-YEAR

Sustained Client Focus and Financial Discipline Yielded Profitable Growth in 2012

December Core Net New Assets Total a Record $22.6 Billion

SAN FRANCISCO, January 16, 2013 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2012 was $211 million, down 15% from $247 million for the third quarter of 2012, and up 29% from $163 million for the fourth quarter of 2011. Net income for the twelve months ended December 31, 2012 was $928 million, up 7% year-over-year. Schwab’s 2012 results include an after-tax gain of approximately $44 million relating to the resolution of a vendor dispute and a non-recurring state tax benefit of approximately $20 million, which were recorded in the second and third quarters, respectively.

	Three Months Ended --December 31,--%			Twelve Months Ended --December 31,--%
Financial Highlights	2012	2011	Change	2012	2011	Change
Net revenues (in millions)	$1,215	$1,113	9%	$4,883	$4,691	4%
Net income (in millions)	$211	$163	29%	$928	$864	7%
Diluted earnings per common share	$.15	$.13	15%	$.69	$.70	(1%)
Pre-tax profit margin	28.3%	22.6%		29.7%	29.7%
Return on average common stockholders’ equity (annualized)	9%	8%		11%	12%

CEO and President Walt Bettinger commented, “Our ‘through clients’ eyes’ strategy helped build investor trust in Schwab and supported another year of outstanding growth for our company in 2012. Our individual client loyalty scores reached new highs during the year, and our client metrics ended strongly, with December core net new assets totaling a record $22.6 billion, 28% higher than the previous record set in March 2008. Core net new assets totaled $112.4 billion for 2012, up 37% over the prior year. We ended the year with a record $1.95 trillion in total client assets, up 16% over December 2011. We added 900,000 new brokerage accounts to our client base during 2012, and active brokerage accounts reached a record 8.8 million at year-end, up 3% year-over-year. In addition, we served 865,000 banking accounts and 1.6 million corporate retirement plan participants as of month-end December 2012, up 11% and 5%, respectively.”

“By continuing to challenge the status quo in investing services we believe that both our clients and the company win,” Mr. Bettinger said. “Our progress in completing and delivering a number of significant innovations in our client service capabilities remained on track throughout 2012. For example, our new index-based 401(k) offering has 41 companies committed to participate and more than 200 actively considering enrollment; our new independent branches were open in 12 locations by year-end; and our expanded mobile and tablet solutions are already being utilized by over half a million clients.”

Mr. Bettinger added, “Just as clients trust us to find a better way to serve them, our stockholders trust us to use resources effectively as we work to grow the company and its earnings. With environmental pressures continuing to slow our revenue progress in 2012, our enduring commitment to expense discipline enabled Schwab to allocate over $160 million to projects across our businesses and still deliver a 30% pre-tax profit margin for the year.”

CFO Joe Martinetto noted, “In addition to successfully growing our client base in 2012, we made further progress in building non rate-sensitive sources of revenue, including an 11% increase in fees from rising balances in our proprietary advice solutions. As a result, despite further declines in interest rates and relatively muted investor trading activity, our full-year performance included increases in both net interest revenue and asset management and administration fees, and 4% overall revenue growth. Our fourth quarter results illustrate the company’s improved momentum heading into 2013, with year-over-year revenue growth of 9% and a 29% increase in net income. Looking ahead, we believe that Schwab’s financial story will remain driven by the three key themes of strong business growth, diversified revenue streams, and expense discipline.”

Mr. Martinetto concluded, “Our work to further strengthen the company’s balance sheet while maximizing its contribution to earnings power continued throughout 2012. During the fourth quarter, we acted to reduce the cost of outstanding long-term debt by redeeming the remaining $494 million of our 4.95% Senior Notes due in 2014, with the cost of the redemption offset by gains from the sale of selected investment portfolio securities. Our actions also included the issuance of $350 million of new Senior Notes with a coupon of 0.85% and a 2015 due date.”

Business highlights for the fourth quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 4,000, down 69% year-over-year. Total accounts reached 6.1 million as of December 31, 2012, up 7% year-over-year.

•

Launched an enhanced On Investing® application for the iPad®, providing access to articles from Schwab’s On Investing® magazine, Schwab’s latest research, expert perspectives and investment guidance all in one place.

Institutional Services

Advisor Services

•	Launched the Schwab Advisor Center® application for the iPad®, enabling advisors to view key client data such as balances, positions, and transactions while away from the office.

Other Institutional Services

•

Launched Compliance Solutions, an offering for corporate clients which combines the capabilities of both Designated Brokerage Services and recently acquired Compliance11 to create a comprehensive compliance and employee trade monitoring solution.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $85.8 billion, up 30% year-over-year.

•	Outstanding mortgage and home equity loans = $9.8 billion, up 8% year-over-year.

•	First mortgage originations through its loan program during the quarter = $2.2 billion, a new record.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.77%, 0.45% and 0.52%, respectively, at month-end December.

•	Schwab Bank High Yield Investor Checking® accounts = 671,000, with $11.6 billion in balances.

•	Client assets managed by Windhaven® totaled $13.6 billion, up 9% from the third quarter of 2012.

•	Total assets under management in Schwab ETFs™ = $8.6 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.4 billion.

•	Completed the acquisition of ThomasPartners, Inc., a growth and dividend income-focused asset management firm with $2.4 billion in assets under management as of December 31, 2012.

•

Launched the ETF Education Exchange™ (www.schwabetfeducationexchange.com), a new website designed to close the knowledge gap in ETFs by aggregating educational content, research and market insights from ETF industry leaders.

•	Expanded client access to fixed income securities by adding new municipal bond issues from Piper Jaffray to Schwab’s BondSource® platform.

•	Launched a new Order and Execution Management System, which leverages optionsXpress’ order routing capabilities to help create better execution opportunities for clients.

iPad is a trademark of Apple Inc., registered in the U.S. and other countries.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q4_2012_schedule.xls

Forward Looking Statements

This press release contains forward looking statements relating to enrollment and participation in the company’s new index-based 401(k) offering, growth of the company’s business, revenues, earnings and expense discipline. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the enrollment rate in the company’s index-based 401(k) offering, general market conditions, including the level of interest rates, equity valuations and trading activity; net interest margin; level of expenses; the company’s ability to attract and retain clients and grow client assets/relationships; competitive pressures on rates and fees; the level of client assets, including cash balances; the company’s ability to monetize client assets; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; capital needs and management; the impact of changes in market conditions on money market fund fee waivers, revenues, expenses and pre-tax margins; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s Form 10-Q for the period ended September 30, 2012.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 8.8 million active brokerage accounts, 1.6 million corporate retirement plan participants, 865,000 banking accounts, and $1.95 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net Revenues
Asset management and administration fees	$539	$458	$2,043	$1,928

Interest revenue	467	436	1,914	1,900
Interest expense	(34)	(41)	(150)	(175)

Net interest revenue	433	395	1,764	1,725

Trading revenue	202	233	868	927
Other	47	41	256	160
Provision for loan losses	(2)	(5)	(16)	(18)
Net impairment losses on securities (1)	(4)	(9)	(32)	(31)

Total net revenues	1,215	1,113	4,883	4,691

Expenses Excluding Interest
Compensation and benefits	450	442	1,803	1,732
Professional services	101	99	388	387
Occupancy and equipment	78	79	311	301
Advertising and market development	68	69	241	228
Communications	54	54	220	220
Depreciation and amortization	50	48	196	155
Class action litigation and regulatory reserve	—	—	—	7
Other	70	70	274	269

Total expenses excluding interest	871	861	3,433	3,299

Income before taxes on income	344	252	1,450	1,392
Taxes on income	133	89	522	528

Net Income	211	163	928	864

Preferred stock dividends	22	—	45	—

Net Income Available to Common Stockholders	$189	$163	$883	$864

Weighted-Average Common Shares Outstanding — Diluted	1,278	1,271	1,275	1,229

Earnings Per Common Share — Basic	$.15	$.13	$.69	$.70
Earnings Per Common Share — Diluted	$.15	$.13	$.69	$.70

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $0 million and $5 million, net of $(4) million and $(4) million recognized in other comprehensive income, for the three months ended December 31, 2012 and 2011, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $15 million and $18 million, net of $(17) million and $(13) million recognized in other comprehensive income, for the twelve months ended December 31, 2012 and 2011, respectively.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q4-12 % change		2012				2011
(In millions, except per share amounts and as noted)	vs. Q4-11	vs. Q3-12	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net Revenues
Asset management and administration fees	18%	3%	$539	$524	$496	$484	$458
Net interest revenue	10%	(1%)	433	439	458	434	395
Trading revenue	(13%)	(1%)	202	204	219	243	233
Other (1)	15%	12%	47	42	121	46	41
Provision for loan losses	(60%)	(80%)	(2)	(10)	(4)	—	(5)
Net impairment losses on securities	(56%)	33%	(4)	(3)	(7)	(18)	(9)

Total net revenues	9%	2%	1,215	1,196	1,283	1,189	1,113

Expenses Excluding Interest
Compensation and benefits	2%	2%	450	442	446	465	442
Professional services	2%	3%	101	98	93	96	99
Occupancy and equipment	(1%)	1%	78	77	80	76	79
Advertising and market development	(1%)	39%	68	49	57	67	69
Communications	—	2%	54	53	55	58	54
Depreciation and amortization	4%	—	50	50	48	48	48
Other	—	6%	70	66	72	66	70

Total expenses excluding interest	1%	4%	871	835	851	876	861

Income before taxes on income	37%	(5%)	344	361	432	313	252
Taxes on income (2)	49%	17%	133	114	157	118	89

Net Income	29%	(15%)	$211	$247	$275	$195	$163

Preferred stock dividends	N/M	144%	22	9	14	—	—

Net Income Available to Common Stockholders	16%	(21%)	$189	$238	$261	$195	$163

Basic earnings per common share	15%	(21%)	$.15	$.19	$.20	$.15	$.13
Diluted earnings per common share	15%	(21%)	$.15	$.19	$.20	$.15	$.13
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding - diluted	1%	—	1,278	1,275	1,274	1,273	1,271

Performance Measures
Pre-tax profit margin			28.3%	30.2%	33.7%	26.3%	22.6%
Return on average common stockholders’ equity (annualized) (3)			9%	11%	13%	10%	8%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	10%	14%	$28.5	$25.0	$22.7	$26.9	$26.0
Receivables from brokerage clients	22%	13%	$13.5	$11.9	$12.0	$11.2	$11.1
Loans to banking clients	9%	6%	$10.7	$10.1	$9.8	$9.8	$9.8
Total assets	23%	14%	$133.6	$117.7	$111.8	$111.5	$108.6
Deposits from banking clients	30%	15%	$79.4	$68.8	$66.3	$62.3	$60.9
Payables to brokerage clients	14%	16%	$40.3	$34.8	$31.8	$36.4	$35.5
Long-term debt	(20%)	(11%)	$1.6	$1.8	$2.0	$2.0	$2.0
Stockholders’ equity (4)	25%	1%	$9.6	$9.5	$9.1	$8.3	$7.7

Other
Full-time equivalent employees (at quarter end, in thousands)	(2%)	1%	13.8	13.6	13.7	14.0	14.1
Annualized net revenues per average full-time equivalent employee (in thousands)	12%	1%	$355	$352	$372	$340	$316
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	(27%)	21%	$40	$33	$31	$34	$55

Clients’ Daily Average Trades (in thousands) (5)
Revenue trades (6)	(14%)	2%	265.7	261.5	285.2	318.4	307.4
Asset-based trades (7)	30%	32%	59.6	45.2	50.6	53.7	45.9
Other trades (8)	17%	30%	124.7	95.7	99.8	104.1	106.3

Total	(2%)	12%	450.0	402.4	435.6	476.2	459.6

Average Revenue Per Revenue Trade (5,6)	2%	—	$12.49	$12.44	$12.15	$12.35	$12.21

(1)	Includes a pre-tax gain of $70 million relating to a confidential resolution of a vendor dispute in the second quarter of 2012.
(2)	Includes a non-recurring state tax benefit of $20 million in the third quarter of 2012.
(3)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(4)

In the second quarter and first quarter of 2012, the Company issued non-cumulative perpetual preferred stock, Series B, for a total liquidation preference of $485 million and non-cumulative perpetual preferred stock, Series A, with a total liquidation preference of $400 million, respectively.

(5)	The fourth quarter of 2012 does not include two trading days due to weather-related market closures on October 29 and 30, 2012.
(6)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(7)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(8)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.
N/M	Not meaningful.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2012			2011			2012			2011
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$8,287	$6	0.29%	$5,736	$4	0.28%	$7,130	$18	0.25%	$5,554	$13	0.23%
Cash and investments segregated	25,284	13	0.20%	27,912	9	0.13%	25,263	46	0.18%	25,831	39	0.15%
Broker-related receivables (1)	366	—	0.11%	203	—	0.04%	351	—	0.04%	310	—	0.05%
Receivables from brokerage clients	11,460	113	3.92%	10,225	111	4.31%	10,928	446	4.08%	10,637	467	4.39%
Securities available for sale (2)	43,624	140	1.28%	30,789	124	1.60%	39,745	583	1.47%	27,486	456	1.66%
Securities held to maturity	15,954	95	2.37%	15,268	79	2.05%	15,371	397	2.58%	16,050	492	3.07%
Loans to banking clients	10,447	76	2.89%	9,857	79	3.18%	10,053	309	3.07%	9,472	310	3.27%
Loans held for sale	—	—	—	74	1	3.99%	18	1	4.12%	65	3	4.62%

Total interest-earning assets	115,422	443	1.53%	100,064	407	1.61%	108,859	1,800	1.65%	95,405	1,780	1.87%

Other interest revenue		24			29			114			120

Total interest-earning assets	$115,422	$467	1.61%	$100,064	$436	1.73%	$108,859	$1,914	1.76%	$95,405	$1,900	1.99%

Funding sources:
Deposits from banking clients	$71,411	$11	0.06%	$55,822	$13	0.09%	$65,546	$42	0.06%	$52,701	$62	0.12%
Payables to brokerage clients	30,368	1	0.01%	32,079	1	0.01%	29,831	3	0.01%	29,992	3	0.01%
Long-term debt	1,815	22	4.82%	2,002	27	5.35%	1,934	103	5.33%	2,004	108	5.39%

Total interest-bearing liabilities	103,594	34	0.13%	89,903	41	0.18%	97,311	148	0.15%	84,697	173	0.20%

Non-interest-bearing funding sources	11,828			10,161			11,548			10,708
Other interest expense		—			—			2			2

Total funding sources	$115,422	$34	0.12%	$100,064	$41	0.16%	$108,859	$150	0.14%	$95,405	$175	0.18%

Net interest revenue		$433	1.49%		$395	1.57%		$1,764	1.62%		$1,725	1.81%

(1)	Interest revenue was less than $500,000 in the period or periods presented.
(2)	Amounts have been calculated based on amortized cost.

See Note to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Note to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior period amounts have been reclassified to conform to the 2012 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

**********

THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2012			2011			2012			2011
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$159,421	$228	0.57%	$157,863	$226	0.57%	$155,866	$891	0.57%	$153,478	$865	0.56%
Fee waivers		(142)			(168)			(587)			(568)

Schwab money market funds	159,421	86	0.21%	157,863	58	0.15%	155,866	304	0.20%	153,478	297	0.19%
Equity and bond funds (1)	50,559	30	0.24%	40,711	29	0.28%	47,778	125	0.26%	41,347	118	0.29%
Mutual Fund OneSource ®	221,338	179	0.32%	200,779	160	0.32%	216,564	680	0.31%	210,907	680	0.32%

Total mutual funds (2)	$431,318	295	0.27%	$399,353	247	0.25%	$420,208	1,109	0.26%	$405,732	1,095	0.27%

Advice solutions (2)	$125,589	153	0.48%	$108,048	130	0.48%	$119,850	580	0.48%	$109,703	522	0.48%
Other (3)		91			81			354			311

Total asset management and administration fees		$539			$458			$2,043			$1,928

(1)	Includes Schwab ETFs.
(2)

Advice solutions include separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also includes Schwab Advisor Network, Schwab Advisor Source, and Windhaven. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(3)	Includes various asset based fees, such as trust fees, 401k record keeping fees, and mutual fund clearing and other service fees.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q4-12 % Change		2012				2011
(In billions, at quarter end, except as noted)	vs. Q4-11	vs. Q3-12	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	23%	15%	$119.0	$103.7	$98.2	$98.8	$96.4
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	5%	8%	167.9	155.7	152.9	154.4	159.8
Equity and bond funds	30%	2%	49.6	48.4	45.3	45.8	38.2

Total proprietary funds	10%	7%	217.5	204.1	198.2	200.2	198.0

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	12%	—	223.2	222.1	211.2	219.5	198.6
Mutual fund clearing services	53%	18%	159.1	134.4	126.4	127.0	104.2
Other third-party mutual funds	18%	3%	360.1	350.0	328.7	334.1	305.9

Total Mutual Fund Marketplace	22%	5%	742.4	706.5	666.3	680.6	608.7

Total mutual fund assets	19%	5%	959.9	910.6	864.5	880.8	806.7

Equity and other securities (1)	16%	—	702.4	705.5	670.4	685.0	607.9
Fixed income securities	3%	—	181.8	181.8	180.5	179.4	176.9
Margin loans outstanding	13%	3%	(11.5)	(11.2)	(11.2)	(10.5)	(10.2)

Total client assets	16%	3%	$1,951.6	$1,890.4	$1,802.4	$1,833.5	$1,677.7

Client assets by business
Investor Services	11%	1%	$775.4	$770.4	$737.0	$753.3	$697.9
Advisor Services	16%	3%	788.5	762.3	727.6	735.9	679.0
Other Institutional Services	29%	8%	387.7	357.7	337.8	344.3	300.8

Total client assets by business	16%	3%	$1,951.6	$1,890.4	$1,802.4	$1,833.5	$1,677.7

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2)	98%	144%	$10.5	$4.3	$2.9	$5.9	$5.3
Advisor Services (3)	165%	157%	24.4	9.5	9.9	12.6	9.2
Other Institutional Services (4)	N/M	N/M	29.5	6.6	3.2	20.4	7.0

Total net new assets	N/M	N/M	64.4	20.4	16.0	38.9	21.5

Net market (losses) gains	(104%)	(105%)	(3.2)	67.6	(47.1)	116.9	79.8

Net growth (decline)	(40%)	(30%)	$61.2	$88.0	$(31.1)	$155.8	$101.3

New brokerage accounts (in thousands, for the quarter ended)	19%	22%	241	198	221	240	203
Clients (in thousands)
Active Brokerage Accounts (5)	3%	1%	8,787	8,736	8,720	8,639	8,552
Banking Accounts	11%	2%	865	844	822	801	780
Corporate Retirement Plan Participants	5%	2%	1,571	1,547	1,524	1,516	1,492

(1)	Excludes all proprietary money market, equity, and bond funds.
(2)	Includes outflows of approximately $100 million as a result of the sale of Open E Cry, LLC, in the third quarter of 2012.
(3)	Includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc., in the fourth quarter of 2012.
(4)

Includes inflows of $21.1 billion from mutual fund clearing services clients and outflows of $900 million related to a planned transfer from Corporate Brokerage Services in the fourth quarter of 2012. Includes outflows of $1.2 billion as a result of the closure of brokersXpress LLC in the third quarter of 2012. Includes inflows of $12.0 billion from a mutual fund clearing services client in the first quarter of 2012.

(5)

Removed approximately 30,000 due to escheatment and other factors in the fourth quarter of 2012. Reduced by 19,000 as a result of the sale of Open E Cry, LLC, and the closure of brokersXpress LLC in the third quarter of 2012.

N/M	Not meaningful

The Charles Schwab Corporation Monthly Market Activity Report For December 2012

	2011	2012												% change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Change in Client Assets
(in billions of dollars)
Net New Assets (1)	10.5	7.1	21.3	10.5	1.0	9.2	5.8	7.4	6.9	6.1	24.7	16.2	23.5	45%	124%
Net Market (Losses) Gains	(4.2)	58.9	43.4	14.6	(8.0)	(78.3)	39.2	13.5	26.3	27.8	(17.3)	6.8	7.3

Total Client Assets
(at month end, in billions of dollars)	1,677.7	1,743.7	1,808.4	1,833.5	1,826.5	1,757.4	1,802.4	1,823.3	1,856.5	1,890.4	1,897.8	1,920.8	1,951.6	2%	16%

New Brokerage Accounts
(in thousands)	75	74	76	90	87	70	64	62	72	64	74	70	97	39%	29%
Clients
(at month end, in thousands)
Active Brokerage Accounts (2)	8,552	8,572	8,599	8,639	8,684	8,706	8,720	8,723	8,724	8,736	8,726	8,746	8,787	—	3%
Banking Accounts	780	787	794	801	808	815	822	829	838	844	851	857	865	1%	11%
Corporate Retirement Plan Participants	1,492	1,504	1,511	1,516	1,526	1,522	1,524	1,537	1,541	1,547	1,557	1,560	1,571	1%	5%
Clients’ Daily Average Trades (3)
(in thousands)	435.1	468.4	500.1	461.7	458.9	432.3	417.0	396.1	375.9	441.3	439.7	431.8	480.2	11%	10%
Market Indices
(at month end)
Dow Jones Industrial Average	12,218	12,633	12,952	13,212	13,214	12,394	12,880	13,009	13,091	13,437	13,097	13,026	13,104	1%	7%
Nasdaq Composite	2,605	2,814	2,967	3,092	3,046	2,827	2,935	2,940	3,067	3,116	2,977	3,010	3,020	—	16%
Standard & Poor’s 500	1,258	1,312	1,366	1,408	1,398	1,310	1,362	1,379	1,407	1,441	1,412	1,416	1,426	1%	13%
Daily Average Market Share Volume
(in millions)
NYSE	3,576	3,991	3,910	3,806	3,713	3,940	3,869	3,478	3,043	3,666	3,415	3,398	3,311	(3%)	(7%)
Nasdaq	1,606	1,819	1,895	1,675	1,697	1,898	1,782	1,782	1,560	1,787	1,740	1,763	1,684	(4%)	5%
Total US Exchanges	6,345	6,917	6,921	6,603	6,497	7,083	6,857	6,177	5,419	6,490	6,084	6,165	5,951	(3%)	(6%)
Mutual Fund Net Buys (Sells) (4)
(in millions of dollars)
Large Capitalization Stock	(840.8)	(2.0)	71.5	(338.5)	(75.8)	(97.6)	(428.2)	(268.3)	(709.6)	(873.0)	(726.6)	(1,429.1)	(1,547.7)
Small / Mid Capitalization Stock	(483.7)	(15.5)	(7.9)	(420.6)	(175.8)	(291.7)	(257.5)	(163.0)	(203.9)	(593.2)	(392.6)	(559.0)	(639.1)
International	(1,034.9)	669.2	564.5	138.7	257.5	150.9	167.1	240.1	311.9	(112.7)	224.8	278.5	431.0
Specialized	(161.6)	206.4	286.3	538.0	109.2	(54.6)	151.5	(5.1)	247.1	(177.5)	67.8	(220.4)	(415.3)
Hybrid	158.1	730.2	535.2	669.2	313.7	164.1	(136.5)	179.2	536.4	188.5	90.7	35.7	(24.6)
Taxable Bond	1,079.3	2,728.5	3,407.0	3,154.7	2,097.6	1,492.0	1,725.9	2,309.6	2,544.2	2,693.1	2,583.1	1,888.1	1,153.9
Tax-Free Bond	459.9	644.4	678.8	547.3	199.0	296.1	222.8	408.3	530.8	539.7	467.0	327.8	(286.7)
Money Market Funds	2,697.6	(3,037.3)	(2,359.6)	(1,338.3)	(2,327.0)	442.4	457.4	722.2	1,254.5	810.5	315.3	3,933.4	7,902.5

(1)

December 2012 includes inflows of approximately $900 million as a result of the acquisition of ThomasPartners, Inc. November 2012 includes inflows of $5.4 billion from a mutual fund clearing services client and outflows of $900 million related to a planned transfer from Corporate Brokerage Services. October 2012 includes inflows of $15.7 billion from a mutual fund clearing services client. September 2012 includes outflows of approximately $400 million as a result of the closure of brokersXpress LLC. August 2012 includes outflows of approximately $900 million as a result of the sale of Open E Cry, LLC, and closure of brokersXpress LLC. February 2012 includes inflows of $12.0 billion from a mutual fund clearing services client.

(2)

Periodically, the Company reviews its active account base. Effective October 31, 2012, the Company removed approximately 30,000 brokerage accounts from its active account total due to escheatment and other factors. Amounts for prior periods were not adjusted. September 2012 active brokerage accounts were reduced by approximately 3,000 as a result of the closure of brokersXpress LLC. August 2012 active brokerage accounts were reduced by approximately 16,000 as a result of the sale of Open E Cry, LLC, and closure of brokersXpress LLC.

(3)

October 29 and 30, 2012 were not included as trading days due to weather-related market closures. Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.